As filed with the Securities and Exchange Commission on January 7, 2022

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2973162 (I.R.S. Employer Identification No.)

18 W. 18th St, 5th Floor

New York, New York 10011

(Address of Principal Executive Offices)

DarioHealth Corp. 2020 Equity Incentive Plan

(Full title of the plan)

Mr. Erez Raphael

Chief Executive Officer

DarioHealth Corp.

18 W. 18th St, 5th Floor

New York, New York10011

Telephone: (646) 665-4667

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Oded Har-Even, Esq.

Ron Ben-Bassat, Esq.

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Telephone: (212) 660-3000

Facsimile: (212) 660-3001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Shares of common stock, $0.0001 par value per share (3)	1,339,624	$13.11	$17,562,470.64	$1,628.04

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	The fee is based on the number of shares of common stock which may be issued under the plan this registration statement relates to and is estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of DarioHealth Corp.’s (the “Company”) common stock as reported on the Nasdaq Capital Market on January 3, 2022.

(3)	Represents shares of common stock issuable upon stock options or other awards to be granted pursuant to the Company’s 2020 Equity Incentive Plan, as amended (the “2020 Plan”).

EXPLANATORY NOTE

On October 14, 2020, the Company filed a Registration Statement on Form S-8 (File No. 333-249474) (the “Original Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 900,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), that may be issued pursuant to the 2020 Plan.

On January 8, 2021, the Company filed a Registration Statement on Form S-8 (File No. 333-251968) (the “Second Registration Statement”) with the Commission to register an additional 928,890 shares of Common that may be issued pursuant to the 2020 Plan.

On June 8, 2021, the Company filed a Registration Statement on Form S-8 (File No. 333-256897) (the “Third Registration Statement” and together with the Original Registration Statement and the Second Registration Statement, the “Prior Registration Statements”) with the Commission to register an additional 700,000 shares of Common that may be issued pursuant to the 2020 Plan.

Pursuant to the 2020 Plan, the number of shares of Common Stock of the Company made available under the 2020 Plan for each of the calendar years ending on December 31, 2022 and December 31, 2023 shall be increased by an additional number of shares of Common Stock equal to six percent (6%) of the number of shares of Common Stock issued and outstanding on a fully diluted basis (as defined in the 2020 Plan) on the immediately preceding December 31.

The Company is filing this Registration Statement to register an additional 1,339,624 shares of Common Stock that may be issued under the 2020 Plan. The Company’s stockholders approved increasing the reservation of aforementioned additional shares under the 2020 Plan at the Company’s Annual Meeting of Stockholders on June 7, 2021.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Prior Registration Statements, which are being updated by this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this registration statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Commission on March 9, 2021;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the Commission on May 17, 2021, August 16, 2021 and November 15, 2021, respectively;

(c)	The Company’s Current Reports on Form 8-K, as filed with the Commission on January 28, 2021, February 4, 2021 May 18, 2021, June 7, 2021, June 8, 2021, July 9, 2021, October 22, 2021 and November 29, 2021; and the Current Report on Form 8-K/A as filed with the Commission on April 1, 2021;

(d)	The description of the Company’s common stock contained in its registration statement on Form 8-A filed with the Commission on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

4.1	Composite Copy of Certificate of Incorporation, as amended as of November 18, 2019, of the registrant (Incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K, filed with the Commission on March 17, 2020).

4.2	Bylaws of the registrant (Incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 16, 2021).

5.1*	Opinion of Sullivan & Worcester LLP.

23.1*	Consent of Kost Forer Gabbay & Kasierer, A Member of Ernst & Young Global.

23.2*	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	The registrant’s 2020 Equity Incentive Plan (Incorporated by reference to Annex A to the registrant’s Proxy Statement on Schedule 14A filed with the Commission on September 2, 2020).

99.2	First Amendment to the registrant’s 2020 Equity Incentive Plan (Incorporated by reference to Annex A to the registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 26, 2021).

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 7th day of January, 2022.

DARIOHEALTH CORP.

By:	/s/ Erez Raphael
Name: Erez Raphael
Title: Chief Executive Officer

power of attorney and signatures

We, the undersigned officers and directors of DarioHealth Corp., hereby severally constitute and appoint Erez Raphael and Zvi Ben David, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Erez Raphael	Chief Executive Officer	January 7, 2022
Erez Raphael	(Principal Executive Officer)

/s/ Zvi Ben David	Chief Financial Officer, Secretary and Treasurer	January 7, 2022
Zvi Ben David	(Principal Financial and Accounting Officer)

/s/ Yoav Shaked	Chairman of the Board of Directors	January 7, 2022
Yoav Shaked

/s/ Hila Karah	Director	January 7, 2022
Hila Karah

/s/ Dennis Matheis	Director	January 7, 2022
Dennis Matheis

/s/ Dennis M. McGrath	Director	January 7, 2022
Dennis M. McGrath

/s/ Adam K. Stern	Director	January 7, 2022
Adam K. Stern

/s/ Richard B. Stone	Director	January 7, 2022
Richard B. Stone